As filed with the Securities and Exchange Commission on July 22, 1999
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                    ------

                               LINC CAPITAL, INC.
             (Exact name of registrant as specified in its charter)
            Delaware                                      06-0850149
     (State of incorporation)                         (I.R.S. Employer
                                                     Identification No.)

                        303 East Wacker Drive, Suite 1000
                             Chicago, Illinois 60601
                                 (312) 946-1000
                    (Address of principal executive offices)
                                  ------------

                    LINC Capital, Inc. 1994 Stock Option Plan
                  LINC Capital, Inc. 1997 Stock Incentive Plan
              LINC Capital, Inc. Non-employee Director Option Plan
                            (Full title of the plans)
                                --------------

                                 Allen P. Palles
              Executive Vice President and Chief Financial Officer
                        303 East Wacker Drive, Suite 1000
                             Chicago, Illinois 60601
                                 (312) 946-1000

              (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    Copy to:
                               Jeffrey S. O'Connor
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601

                         Calculation of Registration Fee
Title of securities       Amount to be   Proposed maximum      Proposed maximum      Amount of
to be registered          registered     offering price per    aggregate offering    registration
                                         share (1)             price (1)             fee (1)
----------------------    ------------   ------------------    ------------------    ------------
Common Stock, par          1,300,277         $8.0612             $10,481,803            $2,914
value $0.001 per share
----------------------    ------------   ------------------    ------------------    ------------

(1) For purposes of computing the registration fee only. The proposed maximum offering price was calculated with respect to 673,400 shares based upon the average exercise price per share (approximately $7.10) of outstanding options for such shares to be registered pursuant to Rule 457(h), and with respect to the remaining 626,877 shares, the average of the high and low prices reported on sale NASDAQ on July 19, 1999 ($9.09375), pursuant to Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by LINC Capital, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (C) The Company's description of its Common Stock contained in the Registration Statement on Form 8-A filed on November 3, 1997 and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         --------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

                  Not applicable.

Item 6.  Indemnification of Officers and Directors.
         ------------------------------------------

         The Company is  incorporated  under the laws of the State of  Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Company's Certificate of Incorporation and By-laws provide for the indemnification of Directors and officers of the Company to the fullest extent permitted by Section 145.

         In that regard, the By-laws provide that the Company shall indemnify any person whom it has the power to indemnify by Section 145 from or against any and all of the expenses, liabilities or other matters referred to or covered in
Section 145, and such indemnification is not exclusive of other rights to which such person shall be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity for or in behalf of the Company and/or any subsidiary of the Company and as to action in another capacity while holding such office and shall continue as to such person who has ceased to be a director, officer, employee, or agent of the Company and/or subsidiary of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Each of the directors of the Company has entered into an Indemnification Agreement or Employment Agreement with the Company which provides that the Company shall hold harmless and indemnify the director (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer, as the case may be, of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), including, but not limited to, judgments, court costs and attorneys' fees and the costs of reasonable settlements.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The exhibits to this registration statement are listed in the Index of Exhibits below.

Item 9.  Undertakings.
         -------------

         The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement (provided, however, that (i) and (ii) do not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement); (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Chicago, State of Illinois, on the 22nd day of July, 1999.

                              LINC CAPITAL, INC.

                              By:         /s/ Martin E. Zimmerman
                                          -----------------------
                              Name:    Martin E. Zimmerman
                              Title:   Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin E. Zimmerman and Allen P. Palles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                                    * * * * *

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on July 22, 1999, by the following persons in the capacities indicated:


               Signature                                            Capacity
               ---------                                            --------
    /s/ Martin E. Zimmerman    Chairman of the Board and Chief Executive Officer
    -----------------------    (principal-executive-officer)
      Martin E. Zimmerman

   /s/ Allen P. Palles         Director and Chief Financial Officer
   -------------------         (principal-financial-officer)
     Allen P. Palles

   /s/ Robert E. Laing         Director
   -------------------
     Robert E. Laing

   /s/ Stanley Green           Director
   -----------------
     Stanley Green

   /s/ Terrence J. Quinn       Director
   ---------------------
     Terrence J. Quinn

   /s/ Curtis S. Lane          Director
   ------------------
     Curtis S. Lane

   /s/ Mark A. Arvin           Senior Vice President, Finance
   -----------------           (principal-accounting-officer)
     Mark A. Arvin

                                INDEX TO EXHIBITS



Exhibit
   No.                         Description of Exhibits
   ---                         -----------------------

   4.1            LINC  Capital,  Inc. 1994  Stock Option Plan  (incorporated by
                  reference to Exhibit  10.7  to  the  Company's   Form  S-1
                  Registration   Statement  (Reg. No. 333-34729)  ("Registration
                  Statement 333-34729"))

   4.2 LINC Capital, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to Registration Statement 333-34729)

   4.3 Amendment No. 1 to LINC Capital, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit A-1 to the Company's Definitive Proxy Statement (File No. 000-23309) filed on April 30, 1999 (the "1999 Proxy Statement"))

   4.5            LINC  Capital,   Inc.   Non-employee   Director  Option   Plan
                  (incorporated by reference to Exhibit 10.5 to Registration Statement 333-34729)

   4.6 Amendment No. 1 to LINC Capital, Inc. Non-employee Director Option Plan (incorporated by reference to Exhibit A-2 to the 1999 Proxy Statement)

   4.7 Form of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Registration Statement 333-34729)

   4.8 Form of Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Registration Statement 333-34729)

   5.1 Opinion of Kirkland & Ellis with respect to the validity of the securities being registered

   23.1           Consent of KPMG LLP

   23.2 Consent of Kirkland & Ellis (included in its opinion filed as Exhibit 5.1)

   24.1           Power of Attorney (included on page 5 hereof)